Exbibit 10.1

THIS PROMISSORY NOTE (“NOTE”) HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). THIS NOTE HAS BEEN ACQUIRED FOR INVESTMENT ONLY AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF REGISTRATION OF THE RESALE THEREOF UNDER THE SECURITIES ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY IN FORM, SCOPE AND SUBSTANCE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

PROMISSORY NOTE

17 MAY, 2024

Up to Principal Amount: $500,000

Cactus Acquisition Corp 1 Limited, a Cayman Islands exempted company (the “Maker”), promises to pay to the order of ARWM Inc Pte. Ltd., a private company limited by shares in Singapore, or its registered assigns or successors in interest (the “Payee”), the principal sum of $500,000 or such lesser amount as shall have been advanced by Payee to Maker and that shall remain unpaid under this Note on the Maturity Date (as defined below) in lawful money of the United States of America, on the terms and conditions described below. All payments on this Note shall be made by check or wire transfer of immediately available funds or as otherwise determined by the Maker to such account as the Payee may from time to time designate by written notice in accordance with the provisions of this Note.

1. Principal. The entire outstanding unpaid principal balance of the Note (“Principal Amount”) shall be payable on the earlier of: (a) 1 November 2024, (b) the date of the consummation of the Maker’s initial business combination or (c) the date of the liquidation of the Maker (such earlier date, the “Maturity Date”). The principal balance may be prepaid at any time.

2. Drawdown Requests. Maker and Payee agree that Maker may request, from time to time, up to $500,000 in drawdowns under this Note to be used for costs and expenses operations). Principal of this Note may be drawn down from time to time prior to the Maturity Date upon written request from Maker to Payee (each, a “Drawdown Request”). Payee shall fund each Drawdown Request no later than three business days after receipt of a Drawdown Request; provided, however, that the maximum amount of drawdowns outstanding under this Note at any time may not exceed $500,000.

3. Conversion.

(a)  Optional Conversion. At the option of Payee, at any time on or prior to the Maturity Date, any unpaid principal amount outstanding under this Note (or any portion thereof) up to $500,000 in the aggregate may be converted into whole warrants of Maker to purchase common stock of Maker (“Warrants”) at a conversion price (the “Conversion Price”) equal to $1.00 per Warrant. If Payee elects such conversion, the terms of such Warrants issued in connection with such conversion shall be identical to the warrants transferred to Payee pursuant to the Sponsor Securities Purchase Agreement, dated as of April 29, 2024, by and between Maker, Payee, and EVGI Limited, an English private limited company, in connection with Maker’s initial public offering that closed on November 02, 2021 (the “Private Placement Warrants”), including that each Warrant will entitle the holder thereof to purchase one Class A ordinary share of Maker at a price of $11.50 per share, subject to the same adjustments applicable to the Private Placement Warrants. Before this Note may be converted under this Section 3(a), Payee shall surrender this Note, duly endorsed, to Maker and shall state therein the amount of the unpaid principal of this Note to be converted and the name or names in which the certificates for Warrants are to be issued (or the book-entries to be made to reflect ownership of such Warrants with Maker’s transfer agent); provided that such principal amount is no greater than $500,000. To the extent that this Note is not converted and/or repaid in full, a replacement Note shall be issued to Payee reflecting the remaining unpaid principal amount not so converted and/or repaid. The conversion shall be deemed to have been made immediately prior to the close of business on the date of the surrender of this Note and the person or persons entitled to receive the Warrants upon such conversion shall be treated for all purposes as the record holder or holders of such Warrants as of such date. Each such newly-issued Warrant shall include a restrictive legend that contemplates the same restrictions as the Private Placement Warrants. The Warrants and Class A ordinary shares of Maker issuable upon exercise of the Warrants shall each constitute a “Registrable Security” pursuant to that certain Registration Rights Agreement dated as of November 02, 2021, and the Notice of Assignment of Rights Under, and Joinder to, Registration Rights Agreement dated as of May 15, 2024, by and between Maker, Payeee and the other parties thereto.

(b) Remaining Principal. All accrued and unpaid principal of this Note that is not converted into Warrants shall continue to remain outstanding and to be subject to the conditions of this Note or such replacement Note referred to in Section 3(a).

(c)  Fractional Warrants. No fractional Warrants shall be issued upon conversion of this Note. In lieu of any fractional Warrants that would otherwise be issuable to Payee upon conversion of this Note, Maker shall pay to Payee an amount equal to the product obtained by multiplying the Conversion Price by the fraction of a Warrant not issued pursuant to the previous sentence.

(d)  Effect of Conversion. Upon conversion of this Note and the payment of any amounts specified in Section 3(c) and otherwise remaining outstanding, this Note shall be cancelled and void without further action of Maker or Payee, and Maker shall be forever released from all its obligations and liabilities under this Note.

4. Interest. No interest shall accrue on the unpaid principal balance of this Note.

5. Establishment Fee. An establishment fee of 3.0 per cent. per annum shall accrue with respect to the outstanding Principal Amount and be payable on the Maturity Date.

6. Line Fee. A line fee of 3.0 per cent. per annum shall accrue with respect to the outstanding Principal Amount and be payable on the Maturity Date.

7. Exit Fee. An exit fee of 3.0 per cent. per annum shall accrued with respect to the outstanding Principal Amount and be payable on the Maturity Date.

8. Application of Payments. All payments shall be applied first to payment in full of any costs incurred in the collection of any sum due under this Note, including (without limitation) reasonable attorney’s fees, then to the payment in full of any late charges and finally to the reduction of the unpaid principal balance of this Note.

9. Events of Default. The following shall constitute an event of default (“Event of Default”):

(a) Failure to Make Required Payments. Failure by Maker to pay the Principal Amount due pursuant to this Note within five business days of the date specified above.

(b) Voluntary Bankruptcy, etc. The commencement by Maker of a voluntary case under any applicable bankruptcy, insolvency, reorganization, rehabilitation or other similar law, or the consent by it to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of Maker or for any substantial part of its property, or the making by it of any assignment for the benefit of creditors, or the failure of Maker generally to pay its debts as such debts become due, or the taking of corporate action by Maker in furtherance of any of the foregoing.

(c) Involuntary Bankruptcy, etc. The entry of a decree or order for relief by a court having jurisdiction in the premises in respect of Maker in an involuntary case under any applicable bankruptcy, insolvency or other similar law, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of Maker or for any substantial part of its property, or ordering the winding-up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days.

10. Remedies. (a) Upon the occurrence of an Event of Default specified in Section 9(a) hereof, Payee may, by written notice to Maker, declare this Note to be due immediately and payable, whereupon the unpaid Principal Amount, and all other amounts payable thereunder, shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the documents evidencing the same to the contrary notwithstanding. (b) Upon the occurrence of an Event of Default specified in Sections 9(b) or 9(c), the unpaid principal balance of this Note, and all other sums payable with regard to this Note, shall automatically and immediately become due and payable, in all cases without any action on the part of Payee.

11. Waivers. Maker and all endorsers and guarantors of, and sureties for, this Note waive presentment for payment, demand, notice of dishonor, protest, and notice of protest with regard to the Note, all errors, defects and imperfections in any proceedings instituted by Payee under the terms of this Note, and all benefits that might accrue to Maker by virtue of any present or future laws exempting any property, real or personal, or any part of the proceeds arising from any sale of any such property, from attachment, levy or sale under execution, or providing for any stay of execution, exemption from civil process, or extension of time for payment; and Maker agrees that any real estate that may be levied upon pursuant to a judgment obtained by virtue hereof, on any writ of execution issued hereon, may be sold upon any such writ in whole or in part in any order desired by Payee.

12. Unconditional Liability. Maker hereby waives all notices in connection with the delivery, acceptance, performance, default, or enforcement of the payment of this Note, and agrees that its liability shall be unconditional, without regard to the liability of any other party, and shall not be affected in any manner by any indulgence, extension of time, renewal, waiver or modification granted or consented to by Payee, and consents to any and all extensions of time, renewals, waivers, or modifications that may be granted by Payee with respect to the payment or other provisions of this Note, and agrees that additional makers, endorsers, guarantors, or sureties may become parties hereto without notice to Maker or affecting Maker’s liability hereunder. Under no circumstances shall any individual, including but not limited to any officer, director, employee or shareholder of the Maker, be obligated personally for any obligations or liabilities of the Maker hereunder.

13. Notices. All notices, statements or other documents which are required or contemplated by this Agreement shall be: (a) in writing and delivered personally or sent by first class registered or certified mail, overnight courier service or electronic transmission to the address designated in writing or (b) by electronic mail, to the electronic mail address most recently provided to such party or such other electronic mail address as may be designated in writing by such party. Any notice or other communication so transmitted shall be deemed to have been given on the day of delivery, if delivered personally, on the business day following receipt of written confirmation, if sent by electronic transmission, one business day after delivery to an overnight courier service or five days after mailing if sent by mail.

14. Construction. THIS NOTE SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE NEW YORK STATE, WITHOUT REGARD TO CONFLICT OF LAW PROVISIONS THEREOF.

15. Severability. Any provision contained in this Note which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

16. Trust Waiver. Notwithstanding anything herein to the contrary, the Payee hereby waives any and all right, title, interest or claim of any kind (“Claim”) in or to any distribution of or from the trust account in which the proceeds of the initial public offering (“IPO”) conducted by the Maker (including the deferred underwriters discounts and commissions) and the proceeds of the sale of the warrants issued in a private placement have been deposited, as described in greater detail in the registration statement and prospectus filed with the U.S. Securities and Exchange Commission in connection with the IPO, and hereby agrees not to seek recourse, reimbursement, payment or satisfaction for any Claim against the trust account for any reason whatsoever.

17. Amendment; Waiver. Any amendment hereto or waiver of any provision hereof may be made with, and only with, the written consent of the Maker and the Payee.

18. Assignment. No assignment or transfer of this Note or any rights or obligations hereunder may be made by any party hereto (by operation of law or otherwise) without the prior written consent of the other party hereto and any attempted assignment without the required consent shall be void.

IN WITNESS WHEREOF, Maker, intending to be legally bound hereby, has caused this Note to be duly executed by the undersigned as of the day and year first above written.

CACTUS ACQUISITION CORP. 1 LIMITED

By:	/s/ Gary Challinor
Name:	Gary Challinor
Title:	Chief Executive Officer

Date: May 17, 2024